                                                                     EXHIBIT 3.4




________________________________________________________________________________
________________________________________________________________________________


                     TRANSWESTERN PUBLISHING COMPANY, L.P.
                   _______________________________________

                           THIRD AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP



                          Dated as of October 1, 1997





THE PARTNERSHIP INTERESTS REPRESENTED BY THIS AGREEMENT OF LIMITED PARTNERSHIP HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.






________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
ARTICLE I
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II
         ORGANIZATIONAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.1        Organization of Partnership   . . . . . . . . . . . . . . . . . . . . .  8
         2.2        Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.3        Purpose   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.4        Principal Office; Registered Office   . . . . . . . . . . . . . . . . .  8
         2.5        Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE III
         CAPITAL CONTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         3.1        General Partner   . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         3.2        Limited Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         3.3        Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         3.4        Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         3.5        No Withdrawal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         3.6        Loans From Partners   . . . . . . . . . . . . . . . . . . . . . . . . . 10
         3.7        Issuances of Units  . . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE IV
         DISTRIBUTIONS AND ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         4.1        Distributions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         4.2        Allocations.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
         4.3        Special Allocations   . . . . . . . . . . . . . . . . . . . . . . . . . 13
         4.4        Tax Allocations   . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         4.5        Curative Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . 15
         4.6        Indemnification and Reimbursement for Payments on Behalf of a Partner . 15

ARTICLE V
         MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
         5.1        Authority of General Partner  . . . . . . . . . . . . . . . . . . . . . 15
         5.2        Actions Requiring Approval of Limited Partners  . . . . . . . . . . . . 17
         5.3        Partnership Qualifications and Filings  . . . . . . . . . . . . . . . . 17
         5.4        Reliance by Third Parties   . . . . . . . . . . . . . . . . . . . . . . 18
         5.5        Compensation and Reimbursement of General Partner   . . . . . . . . . . 18
         5.6        Outside Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . 19
         5.7        Dealings With the General Partner   . . . . . . . . . . . . . . . . . . 19
         5.8        Resolution of Conflicts of Interest   . . . . . . . . . . . . . . . . . 19
         5.9        Purchase of Units   . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         5.10       Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . 20


         5.11       Limitation of Liability   . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE VI
         RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS . . . . . . . . . . . . . . . . . . . . 21
         6.1        Limitation of Liability   . . . . . . . . . . . . . . . . . . . . . . . 21
         6.2        Management of Business  . . . . . . . . . . . . . . . . . . . . . . . . 21
         6.3        No Right of Partition   . . . . . . . . . . . . . . . . . . . . . . . . 21
         6.4        Outside Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . 21
         6.5        Representations and Warranties of Partners  . . . . . . . . . . . . . . 21

ARTICLE VII
         BOOKS, RECORDS, ACCOUNTING AND REPORTS . . . . . . . . . . . . . . . . . . . . . . 22
         7.1        Records and Accounting  . . . . . . . . . . . . . . . . . . . . . . . . 22
         7.2        Fiscal Year   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         7.3        Reports   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         7.4        Transmission of Communications  . . . . . . . . . . . . . . . . . . . . 23

ARTICLE VIII
         TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         8.1        Preparation of Tax Returns  . . . . . . . . . . . . . . . . . . . . . . 23
         8.2        Tax Elections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         8.3        Tax Controversies   . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE IX
         VOTING; AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         9.1        Voting Rights   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         9.2        Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE X
         TRANSFER OF PARTNERSHIP INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . 25
         10.1       TRANSFER IN GENERAL   . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE XI
         ADMISSION OF PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         11.1       Substituted Limited Partners  . . . . . . . . . . . . . . . . . . . . . 25
         11.2       Additional Limited Partners   . . . . . . . . . . . . . . . . . . . . . 25
         11.3       Admission of a Successor General Partner  . . . . . . . . . . . . . . . 25
         11.4       Representations of New Partners   . . . . . . . . . . . . . . . . . . . 26

ARTICLE XII
         WITHDRAWAL OR REMOVAL OF PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . . 26
         12.1       Withdrawal of General Partner   . . . . . . . . . . . . . . . . . . . . 26
         12.2       Election of Successor General Partner   . . . . . . . . . . . . . . . . 26
         12.3       Purchase of General Partnership Interest  . . . . . . . . . . . . . . . 27
         12.4       Former General Partner's Liabilities  . . . . . . . . . . . . . . . . . 27
         12.5       Withdrawal of Limited Partners  . . . . . . . . . . . . . . . . . . . . 27

ARTICLE XIII
         DISSOLUTION AND LIQUIDATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         13.1       Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
         13.2       Continuation After Dissolution  . . . . . . . . . . . . . . . . . . . . 28
         13.3       Liquidation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
         13.4       Distribution in Kind  . . . . . . . . . . . . . . . . . . . . . . . . . 29
         13.5       Cancellation of Certificate of Limited Partnership  . . . . . . . . . . 30
         13.6       Reasonable Time for Winding Up  . . . . . . . . . . . . . . . . . . . . 30
         13.7       Return of Capital   . . . . . . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE XIV
         VALUATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
         14.1       Valuation in General  . . . . . . . . . . . . . . . . . . . . . . . . . 30
         14.2       Appraisals for Purchase of
                    General Partner's General Partnership Interest  . . . . . . . . . . . . 30

ARTICLE XV
         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         15.1       Power of Attorney   . . . . . . . . . . . . . . . . . . . . . . . . . . 31
         15.2       Title to Partnership Assets   . . . . . . . . . . . . . . . . . . . . . 32
         15.3       Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
         15.4       Conversion to Corporate Form  . . . . . . . . . . . . . . . . . . . . . 32
         15.5       Addresses and Notices   . . . . . . . . . . . . . . . . . . . . . . . . 33
         15.6       Binding Effect.   . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         15.7       Creditors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         15.8       Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
         15.9       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         15.10      Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         15.11      Invalidity of Provisions  . . . . . . . . . . . . . . . . . . . . . . . 34
         15.12      Number and Gender   . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         15.13      Further Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         15.14      Integration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         15.15      Including   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         15.16      Arbitration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

                     TRANSWESTERN PUBLISHING COMPANY, L.P.
                           THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


                 This THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of October 1, 1997 is entered into by and between TransWestern Communications Company, Inc., as General Partner, the Limited Partners listed on Schedule I hereto and any and all Persons who hereafter become Limited Partners.

                 The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

                 "ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 11.2.

                 "ADJUSTED CAPITAL ACCOUNT DEFICIT" means with respect to any Capital Account as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Person's Capital Account balance shall be

         (i) reduced for any items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6), and

         (ii) increased for any amount such Person is treated as being obligated to contribute to the Partnership pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

                 "AFFILIATE" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The Partnership shall not be deemed an Affiliate of the General Partner for any purpose hereunder.

                 "AGREEMENT" means this Third Amended and Restated Agreement of Limited Partnership, as it may be further amended, supplemented or restated from time to time.

                 "BOOK VALUE" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)-(g).


                 "CAPITAL ACCOUNT" means the capital account maintained for a Partner pursuant to Section 3.3.

                 "CAPITAL CONTRIBUTION" means any cash, cash equivalents or Fair Market Value of other property which a Partner contributes or is deemed to have contributed to the Partnership pursuant to Section 3.1 or 3.2.

                 "CATCH-UP CLASS E DISTRIBUTION" means $273,586.48 to be distributed on the date of the closing of the transactions contemplated in the Purchase Agreement to the holders of Class E Units as of such date (according to their respective Class E Percentage Interests).

                 "CERTIFICATE OF LIMITED PARTNERSHIP" means the Partnership's Certificate of Limited Partnership as filed with the Secretary of State of Delaware, as it may be amended, supplemented or restated from time to time.

                 "CLASS A COMMON UNIT" means a Common Unit representing a fractional part of the Partnership Interests of certain Partners and having the rights and obligations specified with respect to Class A Common Units in this Agreement.

                 "CLASS B COMMON UNIT" means a Common Unit representing a fractional part of the Partnership Interests of certain Partners and having the rights and obligations specified with respect to Class B Common Units in this Agreement. To the extent the Partnership's Equity Compensation Trust (or any successor trust or similar employee compensation plan) is deemed to own Units for purposes of receiving Distributions hereunder ("EQUITY TRUST UNITS"), such Equity Trust Units shall be treated in all respects as Class B Common Units and any reference hereunder to Class B Common Units shall be deemed to include such Equity Trust Units.

                 "CLASS E COMMON UNIT" means a Common Unit representing a fractional part of the Partnership Interests of certain Partners and having the rights and obligations specified with respect to Class E Common Units in the Agreement; provided that immediately after the Catch-Up Class E Distribution is made to the holders of Class E Common Units, each Class E Common Unit shall convert automatically into a Class A Common Unit and thereafter shall have all of the rights and obligations specified with respect to Class A Common Units in this Agreement.

                 "CLASS A PERCENTAGE INTEREST" means, with respect to any Partner holding Class A Common Units, a percentage equal to a fraction, the numerator of which is the number of Class A Common Units owned by such Partner and the denominator of which is the aggregate number of Class A Common Units owned by all Partners.

                 "CLASS B PERCENTAGE INTEREST" means, with respect to any Partner holding Class B Common Units, a percentage equal to a fraction, the numerator of which is the number of Class B

Common Units owned by such Partner and the denominator of which is the aggregate number of Class B Common Units owned by all Partners.

                 "CLASS E PERCENTAGE INTEREST" means, with respect to any Partner holding Class E Common Units, a percentage equal to a fraction, the numerator of which is the number of Class E Units owned by such partner and the denominator of which is the aggregate number of Class E Common Units owned by all Partners.

   "CODE" means the United States Internal Revenue Code of 1986, as amended.

                 "COMMON PERCENTAGE INTEREST" means the Class A Percentage Interest, the Class B Percentage Interest or the Class E Percentage Interest, as the context may require.

                 "COMMON UNIT" means a Unit representing a fractional part of the Partnership Interests of the Partners and having the applicable rights and obligations specified with respect to Class A Common Units, Class B Common Units and Class E Common Units in this Agreement.

                 "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, Section Section 17-101, et seq., as it may be amended from time to time, and any successor to the Delaware Act.

                 "DISTRIBUTION" means each distribution made by the Partnership to a Unitholder, whether in cash, property or securities of the Partnership and whether by liquidating distribution, redemption, repurchase or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Partnership of any securities held by an employee of the Partnership or General Partner pursuant to an Executive Agreement or pursuant to the Investors Agreement, (b) any recapitalization or exchange of securities of the Partnership, and (c) any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units.

                 "EXECUTIVE AGREEMENTS" has the meaning given to such term in the Investors Agreement.

                 "EVENT OF WITHDRAWAL" means, with respect to any Person, the occurrence of any event described in subsections (4) through (10) of Section 17-402 of the Delaware Act.

                 "FAIR MARKET VALUE" means, with respect to any asset, its fair market value determined according to Article XIV.

                 "FISCAL PERIOD" means any interim accounting period within a Taxable Year established by the General Partner and which is permitted or required by Code Section 706.

                 "FISCAL YEAR" means the Partnership's annual accounting period established pursuant to Section 7.2.

                 "GENERAL PARTNER" means TransWestern Communications Company, Inc. or any Successor General Partner, in its capacity as general partner of the Partnership.

                 "GENERAL PARTNERSHIP INTEREST" means, with respect to a General Partner, the Units set forth on Schedule I with respect to such General Partner.

                 "IRR" means the annual interest rate (compounded annually) which, when used to calculate the net present value as of October 1, 1997 of all Cash Inflows and all Cash Outflows (each as defined below), causes such net amount to equal zero. The IRR shall be determined by the General Partner unless any member of the General Partner's board of directors objects to such determination being made by the General Partner, in which case the IRR shall be determined by an independent accounting firm of national reputation, which accounting firm shall be selected by the General Partner in good faith. Except as provided below, "CASH INFLOWS" as used herein shall include all cash payments received by THL with respect to or in exchange for Preferred and/or Common Units of the Partnership and shares of capital stock of the General Partner purchased by THL (whether such payments are received from the Partnership, the General Partner or any third party); provided that in calculating Cash Inflows fees paid under the Management Agreement (as in effect as of the date hereof) shall not be taken into account. In calculating Cash Inflows (i) for purposes of determining whether the Target One IRR has been satisfied, tax Distributions made to holders on account of Profits allocable to such holders' Units shall not be taken into account until such time as a Distribution other than a tax Distribution (a "Non-Tax Distribution") has been made with respect to the Units which, together with any prior tax Distributions, results in the Target One IRR being paid; (ii) after the Target One IRR has been paid, for purposes of determining whether the Target Two IRR has been satisfied, tax Distributions made after payment of the Target One IRR to holders on account of Profits allocable to such holders' Units ("Target Two Tax Distributions") shall not be taken into account until such time as a Non-Tax Distribution has been made with respect to the Units which, together with any prior Target Two Tax Distribution, results in the Target Two IRR being paid and (iii) after the Target Two IRR has been paid, for purposes of determining whether the Target Three IRR has been satisfied, tax Distributions made after payment of the Target Two IRR to holders on account of Profits allocable to such holders' Units ("Target Three Tax Distributions") shall not be taken into account until such time as a Non-Tax Distribution has been made with respect to the Units which, together with any prior Target Three Tax Distributions, results in the Target Three IRR being paid; it being understood that all tax Distributions made prior to or simultaneous with the payment of the Target One IRR shall be deemed to have been made and taken into account on the date the Target One IRR is paid; all Target Two Tax Distributions shall be deemed to have been made and taken into account on the date the Target Two IRR is paid, and all Target Three Tax Distributions shall be deemed to have been made and taken into account on the date the Target Three IRR is paid. "CASH OUTFLOWS" as used herein shall include the sum of all cash payments and investments made by THL to and in the Partnership and the General Partner to acquire Preferred and/or Common Units of the Partnership and shares of capital stock of the General Partner. For purposes of the net present value calculation, each Cash Inflow and each Cash Outflow specified above will be deemed to have been received or made on the first day of the month nearest to the actual date of such payment.

                 For example, assume that a Cash Outflow of $1,000 occurs on May 3, 1998 and a Cash Inflow of $2,441.41 occurs on April 16, 2001. In such event, at a 25% annual interest rate (compounded annually), the net present value on May 1, 1998 of the Cash Outflow (deemed to be made on May 1, 1998) is $1,000 and the net present value on May 1, 1998 of the Cash Inflow (deemed to be received on May 1, 2001) is $1,000, and the IRR is 25%.

                 "INVESTORS AGREEMENT" means that certain Investors Agreement, dated as of the date hereof by and among the Partnership, the General Partner and each of the investors listed on Schedule I attached thereto.

                 "INDEMNIFIED PERSON" shall have the meaning set forth in
Section 5.11(a).

                 "LIMITED PARTNER" means each of the limited partners named on
Schedule I attached hereto and any Person admitted to the Partnership as a Substituted Limited Partner or Additional Limited Partner; but only so long as such Person is shown on the Partnership's books and records as the owner of one or more Units.

                 "LIQUIDATOR" has the meaning specified in Section 13.3.

                 "LOSSES" means items of Partnership loss and deduction determined according to Section 3.3.

                 "MANAGEMENT AGREEMENT" means the management agreement dated as of October 1, 1997 between the Thomas H. Lee Company and the Company.

                 "MAJORITY INTEREST" means more than 50% of the Common Units which are owned by Partners on the day for any determination requiring approval of a Majority Interest.

                 "MINIMUM GAIN" means the partnership minimum gain determined pursuant to Treasury Regulation Section 1.704-2(d).

                 "PARTNER" means a General Partner or a Limited Partner.

                 "PARTNERSHIP" means the limited partnership organized pursuant to the Certificate of Limited Partnership.

                 "PARTNERSHIP INTEREST" means the interest of a Partner in Profits, Losses and Distributions.

                 "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association or other entity.

                 "PREFERRED UNIT" means a Unit representing a fractional part of the Partnership Interests of all Partners and having the preference rights and other rights and obligations specified with respect to Preferred Units in this Agreement.

                 "PROFITS" means items of Partnership income and gain determined according to Section 3.3.

                 "PURCHASE AGREEMENT" means the Securities Purchase and Redemption Agreement dated as of August 27, 1997 among the Partnership, the General Partner and each of the selling securityholders identified on the signature pages thereto.

                 "QUALIFIED PUBLIC OFFERING" has the meaning given to such term in the Investors Agreement.

                 "SALE OF THE PARTNERSHIP" has the meaning given to such term in the Investors Agreement.

                 "SECURITIES ACT" means the United States Securities Act of 1933 and applicable rules and regulations thereunder, and any successor to such statute, rules or regulations. Any reference herein to a specific section, rule or regulation of the Securities Act shall be deemed to include any corresponding provisions of future law.

                 "SUBSTITUTED LIMITED PARTNER" means a Person that is admitted as a limited partner to the Partnership pursuant to Section 11.1.

                 "SUCCESSOR GENERAL PARTNER" means any Person admitted as a general partner of the Partnership pursuant to Section 11.3.

                 "TARGET ONE IRR" means an IRR greater than or equal to 12%.

                 "TARGET TWO IRR" means, with respect to any date covered by any "IRR PERIOD" described below, an IRR which is greater than or equal to the IRR set forth below opposite such IRR Period:

                          IRR Period                                 IRR
                          10/1/97 through 9/30/98                   32.500%
                          10/1/98 through 9/30/99                   29.375%
                          10/1/99 through 9/30/2000                 26.250%
                          10/1/2000 through 9/30/2001               23.125%
                          periods after 9/30/2001                   20.000%


                 "TARGET THREE IRR" means, with respect to any date covered by any IRR Period described below, an IRR which is greater than or equal to the IRR set forth below opposite such IRR Period:

                          IRR Period                                IRR
                          10/1/97 through 9/30/98                   45%
                          10/1/98 through 9/30/99                   40%
                          10/1/99 through 9/30/2000                 35%
                          10/1/2000 through 9/30/2001               30%
                          periods after 9/30/2001                   25%

                 "TAXABLE YEAR" means the Partnership's accounting period for federal income tax purposes determined pursuant to Section 8.2.

                 "THL" means the Thomas H. Lee Equity Fund III, a Delaware limited partnership, and its Affiliates.

                 "TREASURY REGULATIONS" means the income tax regulations promulgated under the Code and effective as of the date hereof. Such term shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations to the extent the General Partner determines that any such amendments and succeeding regulations do not adversely affect the economic interests of the Partners hereunder.

                 "UNIT" means a Partnership Interest of a Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and shall include Common Units and Preferred Units; provided that

                 (a) each Common Unit of a class at any time outstanding shall represent the same fractional part of the Partnership Interests of all Partners which own Common Units of such class as each other Common Unit of such class, and

                 (b) each Preferred Unit at any time outstanding shall represent the same fractional part of the Partnership Interests of all Partners owning Units as each other Preferred Unit;

and provided further that any class of Units issued shall have designations, preferences or special rights set forth in this Agreement and the Partnership Interest represented by such class of Units shall be determined in accordance with such designations, preferences or special rights.

                 "UNIT PURCHASE AGREEMENTS" means the Purchase Agreement, each of the Executive Agreements and any other agreement pursuant to which the Partnership issues Units, in each case as such agreement may be further amended, supplemented or restated from time to time.

                 "UNITHOLDER" means any Partner in its capacity as owner of one or more Units as reflected on the Partnership's books and records.

                 "UNPAID YIELD" of any Preferred Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Yield accrued on such Preferred Unit for all periods prior to such date, over (b) the aggregate amount of prior Distributions made by the Partnership that constitute payment of Yield on such Preferred Unit.

                 "UNRETURNED CAPITAL" means, with respect to a Preferred Unit, the Capital Contribution made in exchange for such Preferred Unit reduced by all Distributions made by the Partnership that constitute a return of the Capital Contribution therefor.

                 "YIELD" means, with respect to each Preferred Unit, the amount accruing on such Preferred Unit on a daily basis, at the rate of 12% per annum on (a) the Unreturned Capital plus (b) Unpaid Yield thereon for all prior quarterly periods. In calculating the amount of any Distribution to be made during a period, the portion of a Preferred Unit's Yield for such portion of such period elapsing before such Distribution is made shall be taken into account.



                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

                 2.1 ORGANIZATION OF PARTNERSHIP. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Delaware Act.

                 2.2 NAME. The name of the Partnership shall be TransWestern Publishing Company, L.P. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time. Notification of any such change shall be given to all Unitholders. The Partnership's business may be conducted under its name and/or any other name or names deemed advisable by the General Partner.

                 2.3 PURPOSE. The purpose and business of the Partnership shall be any business which may lawfully be conducted by a limited partnership organized pursuant to the Delaware Act, including: the operation of companies that publish yellow page directories and related properties; the carrying on of any business relating thereto or arising therefrom in the United States; the entering into of any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of any interest in any entity engaged in any of the foregoing; and exercising such powers as are necessary in connection with the foregoing or are incidental or ancillary thereto.

                 2.4 PRINCIPAL OFFICE; REGISTERED OFFICE. The principal office of the Partnership shall be at 8344 Clairemont Mesa Boulevard in San Diego, California or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other place or places as the General Partner deems advisable. Notification of any such change shall be given to all Unitholders. The address of the registered office of the Partnership in the State of Delaware shall be c/o CT Corporation System, 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corporation System.

                 2.5 TERM. The term of the Partnership shall commence upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until 11:59 p.m. Delaware time, on December 31, 2043 or until the earlier termination of the Partnership in accordance with the provisions of Article XIII.


                                  ARTICLE III

                             CAPITAL CONTRIBUTIONS

                 3.1      GENERAL PARTNER.  Pursuant to the second sentence of
Section 3.3(a), the Capital Account of the General Partner shall be restated to equal the amount set forth on Schedule I with respect to the General Partner. The General Partner shall hereafter be required to make additional Capital Contributions to the Partnership (i) as may be necessary to pay liabilities of the Partnership for which provision cannot otherwise be made and (ii) as otherwise required in order that the Capital Account of the General Partner shall at all times be not less than 1% of the total Capital Account of all Partners.

                 3.2      LIMITED PARTNERS.

                 (a)      Initial Contributions.  Each Limited Partner named on
Schedule I attached hereto who is purchasing Units as of the date hereof agrees to make the Capital Contributions to the Partnership as set forth on Schedule I in exchange for the Units specified thereon pursuant to the Unit Purchase Agreements. Pursuant to the second sentence of Section 3.3(a), the Capital Account of each Limited Partner who owned Units immediately before the date hereof and who continues to hold Units as of the date hereof shall be restated to equal the amount set forth on Schedule I with respect to such Limited Partner.

                 (b) Future Contributions. Each Limited Partner who is issued Units by the Partnership pursuant to Section 3.7 shall make the Capital Contributions to the Partnership determined under Section 3.7 in exchange for such Units.

                 3.3      CAPITAL ACCOUNTS.

                 (a) The Partnership shall maintain a separate Capital Account for each Partner according to the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). For this purpose, the Partnership may, upon the occurrence of the events specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Partnership property.

                 (b) For purposes of computing the amount of any item of Partnership income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

                 (i) The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(2)(B) or Treasury Regulation
                          Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

                 (ii) If the Book Value of any Partnership property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

                 (iii) Items of income, gain, loss or deduction attributable to the disposition of Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

                 (iv) Items of depreciation, amortization and other cost recovery deductions with respect to Partnership property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                 (v) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

                 3.4 INTEREST. No interest shall be paid by the Partnership on Capital Contributions or on balances in Capital Accounts.

                 3.5 NO WITHDRAWAL. No Person shall be entitled to withdraw any part of his Capital Contribution or Capital Account or to receive any Distribution from the Partnership, except as expressly provided herein.

                 3.6 LOANS FROM PARTNERS. Loans by Partners to the Partnership shall not be considered Capital Contributions. If any Partner shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by him to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner. The amount of any such advances shall be a debt of the Partnership to such Partner and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made; provided that the terms of any such loan shall not be less favorable to the Partnership than would be available to the Partnership (without reference to the General Partner's financial condition or guaranties) from unrelated lenders.

                 3.7 ISSUANCES OF UNITS. Except as provided herein, the General Partner shall have sole and complete discretion in determining whether to issue Units, the number of Units to be issued at any particular time, the Capital Contribution for any Units issued, and all other terms and conditions governing the issuance of Units.


                                   ARTICLE IV

                         DISTRIBUTIONS AND ALLOCATIONS

                 4.1      DISTRIBUTIONS.

                 (a) Except as otherwise set forth in this Section 4.1, the General Partner may in its sole discretion make Distributions at any time or from time to time and Non-Tax Distributions shall be made in the following order and priority:

                 (i) First, to the holders of Class E Common Units, the Catch-Up Class E Distribution, according to such holders' respective Class E Percentage Interests, and no Distribution or portion thereof may be made pursuant to paragraphs 4.1(a)(ii) through (v) below until the entire Catch-Up Class E Distribution has been made in full;

                 (ii) Second, to the holders of Preferred Units, an amount equal to the aggregate Unpaid Yield (in the proportion that each Partner's share of Unpaid Yield bears to the aggregate Unpaid Yield) until each such Partner has received Distributions in respect of such Partner's Preferred Units in an amount equal to the aggregate Unpaid Yield on such Partner's outstanding Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to paragraphs 4.1(a)(iii) through (v) below until the entire amount of the Unpaid Yield on the outstanding Preferred Units as of the time of such Distribution has been paid in full;

                 (iii) Third, to the holders of Preferred Units, an amount equal to the aggregate Unreturned Capital (in the proportion that each Partner's share of Unreturned Capital bears to the aggregate amount of Unreturned Capital) until each such Partner has received Distributions in respect of such Partner's Preferred Units in an amount equal to the aggregate Unreturned Capital on such Partner's

                          Preferred Units as of the time of such Distribution, and no Distribution or any portion thereof may be made pursuant to paragraphs 4.1(a)(iv) through (v) below until the entire amount of Unreturned Capital on the outstanding Preferred Units as of the time of such Distribution has been paid in full;

                 (iv) Fourth, to the holders of Class A Common Units and/or Class B Common Units an amount (reduced by any prior distributions under Section 4.1(a)(i) and this
                          Section 4.1(a)(iv)) equal to (i) in the case of any Partner who acquired or owned Units as of or prior to October 1, 1997, the Capital Account of such Partner as of October 1, 1997 as set forth on Schedule I ("INITIAL CAPITAL ACCOUNT") and (ii) in the case of any Partner who acquires Units after October 1, 1997, the aggregate Capital Contributions made in exchange for such Units, in the proportion that each Partner's Initial Capital Account or Capital Contribution for such Unit or Units, as appropriate, bears to the aggregate Initial Capital Accounts and Capital Contributions for all such Units and no Distribution or portion thereof shall be made pursuant to paragraph 4.1(a)(v) below until the entire unpaid amount in respect of each such Partner's Initial Capital Account or Capital Contributions, as appropriate, has been paid in full; and

                 (v) Fifth, after making Distributions required under paragraphs (i) through (iv) above, (A) until the Target One IRR has been paid, 100% of any further Distribution shall be made to the Partners holding Class A Common Units, according to their respective Class A Percentage Interests, (B) after the Target One IRR has been paid, until the Target Two IRR has been paid, any further Distribution shall be made 90% to the Partners which own Class A Common Units, according to their respective Class A Percentage Interests, and 10% to the Partners which own Class B Common Units, according to their respective Class B Percentage Interests, (C) after the Target Two IRR has been paid, until the Target Three IRR has been paid, any further Distribution shall be made 85% to the Partners holding Class A Common Units, according to their respective Class A Percentage Interests, and 15% to the Partners holding Class B Common Units, according to their respective Class B Percentage Interests, or (D) after the Target Three IRR has been paid, any further Distribution shall be made 80% to all Partners holding Class A Common Units, according to their respective Class A Percentage Interests, and 20% to all Partners holding Class B Common Units, according to their respective Class B Percentage Interests.

                 (b) The Partnership shall distribute to each Partner within forty-five (45) days after the close of each fiscal quarter an amount equal to a percentage which the General Partner may determine in good faith from time to time to represent the sum of the maximum marginal federal, state and local income tax rates applicable to any Partner or its partners, if applicable of

                 (i) the Profits for such quarter allocated to such Partner pursuant to Section 4.2, reduced by

                 (ii) the sum of (x) the Losses for such quarter allocated to such Partner pursuant to Section 4.2 and (y) the excess of the aggregate Losses over the aggregate Profits for all prior fiscal quarters allocated to such Partner pursuant to Section 4.2.

All distributions pursuant to this Section 4.1(b) made to a holder of a class of Units on account of the Profits allocable to such class of Units shall be made proportionately (based on the number of Units) to all holders of such class of Units. For purposes of Section 4.1(a), all distributions pursuant to this Section 4.1(b) made to a holder of Preferred Units on account of the Profits allocable to Preferred Units shall be treated as distributions under
Section 4.1(a)(i) or (ii) and all distributions pursuant to this Section 4.1(b) made to a holder of a class of Common Units on account of the Profits allocable to such class of Units shall be treated as distributions under Section 4.1(a)(iii) or (iv).

                 (c) A Distribution pursuant to Section 4.1(a) or (b) shall be made to the Persons shown on the Partnership's books and records as Partners as of the date of such Distribution.

                 4.2      ALLOCATIONS.    For each Fiscal Year of the
Partnership, after adjusting each Partner's Capital Account for all Capital Contributions and distributions during such Fiscal Year and all special allocations pursuant to Section 4.3 with respect to such Fiscal Year, all Profits and Losses (other than Profits and Losses specially allocated pursuant to Section 4.3) shall be allocated to the Partners' Capital Accounts in a manner such that, as of the end of such Fiscal Year, the Capital Account of each Partner (which may be either a positive or negative balance) shall be equal to (i) the amount which would be distributed to such Partner, determined as if the Partnership were to liquidate all of its assets for the Book Value thereof and distribute the proceeds thereof pursuant to Section 13.3(c), minus
(ii) the sum of (A) such Partner's share of Minimum Gain (as determined according to Treasury Regulation Section 1.704-2(d) and (g)(3)) and partner nonrecourse debt minimum gain (as determined according to Treasury Regulation
Section 1.704-2(i)) and (B) the amount, if any, which such Partner is obligated to contribute to the capital of the Partnership as of the last day of such Fiscal Year.

                 4.3      SPECIAL ALLOCATIONS.

                 (a) Losses attributable to a partner nonrecourse debt (as defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulation Section 1.704-2(i)). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Partners in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(i)(4).

                 (b) Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Partner shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation Section 1.704-2(f). This Section 4.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

                 (c) If any Limited Partner who unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Limited Partner in proportion to, and to the extent of, such Adjusted Capital Account Deficits. This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

                 (d) Profits and Losses described in Section 3.3(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation
Section 1.704-1(b)(2)(iv)(j), (k) and (m).

                 (e) Subject to the other provisions of this Section 4.3, if Profits or Losses are allocated for any Fiscal Period pursuant to Section 4.3(a), (b), (c) or (d), then subsequent allocations of Profits and Losses shall be made, to the extent possible, to the Partners in such amounts so that the net Profits and Losses allocated pursuant to this Section 4.3(e) and Sections 4.3(a), (b), (c) and (d) are equal to the net Profits and Losses that would have been allocated to the Partners if such allocations pursuant to Sections 4.3(a), (b), (c) and (d) had not been made.

                 (g) If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 1272-1274, 7872, 483, 482 or any similar provision now or hereafter in effect, and the General Partner determines that any corresponding Profit or Loss of the Partnership should be allocated to the Partner who recognized such item in order to reflect the Partners' economic interests in the Partnership, then the General Partner may so allocate such Profit or Loss.

                 4.4      TAX ALLOCATIONS.

                 (a) The income, gains, losses, deductions and credits of the Partnership will be allocated, for federal, state and local income tax purposes, among the Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Partnership's subsequent income, gains, losses, deductions and credit will be allocated among the Partners so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

                 (b) Items of Partnership taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall be allocated among the Partners in accordance with Code
Section 704(c) (using the traditional method with curative allocations) so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its Book Value.

                 (c) If the Book Value of any Partnership asset is adjusted pursuant to Section 3.3(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c) (using the traditional method without curative allocations).

                 (d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Partners according to their interests in such items as determined by the General Partner taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

                 (e) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, Distributions or other Partnership items pursuant to any provision of this Agreement.

                 4.5 CURATIVE ALLOCATIONS. If the General Partner determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Partnership income, gain, loss, deduction or credit is not specified in this Article IV (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Partners' economic interests in the Partnership (determined by reference to the general principles of Treasury Regulation Section 1.704-1(b) and the factors set forth in Treasury Regulation
Section 1.704-1(b)(3)(ii)) (a "misallocated item"), then the General Partner may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that no such allocation will be made without the prior consent of each Partner which would be affected thereby (which consent no such Partner may unreasonably withhold).

             4.6 INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A PARTNER. Except as otherwise provided herein, if the Partnership is required by law (as determined by the General Partner) to make any payment on behalf of the General Partner or a Unitholder in its capacity as such (including federal withholding taxes, state personal property taxes, and state unincorporated business taxes), then such Person shall indemnify the Partnership in full for the entire amount paid (including interest, penalties and related expenses). The General Partner may offset Distributions to which a Person is otherwise entitled hereunder against such Person's obligation to indemnify the Partnership under this Section 4.6.

                                   ARTICLE V

                                   MANAGEMENT

                 5.1      AUTHORITY OF GENERAL PARTNER.

                 (a) The General Partner shall conduct, direct and exercise full control over all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and the Limited Partners (except as expressly set forth herein) shall not have any right of control or management power over the business and affairs of the Partnership except in their capacity as an officer of the Partnership or the General Partner. Except as otherwise expressly provided in this Agreement, and subject to the provisions of the Unit Purchase Agreements, in addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner shall have full power and authority without any prior approval from any other Partner to cause the Partnership to do all things deemed necessary or desirable by the General Partner to conduct the business of the Partnership, including, without limitation:

                      (i) to enter into, execute, acknowledge and deliver any and all contracts, agreements or other instruments to carry on the business of the Partnership as set forth herein;

                     (ii) to borrow money and, as security therefor, to mortgage, pledge or otherwise encumber any and all assets of the Partnership;

                    (iii) to cause to be paid all amounts due and payable by the Partnership to any Person and to collect all amounts due to the Partnership;

                     (iv) to appoint officers and to delegate to such officers such authority and duties as the General Partner shall in its sole discretion determine;

                      (v) to employ agents, employees, managers, accountants, attorneys, consultants and other Persons to carry out the business and affairs of the Partnership, whether or not any such Persons so employed are affiliated with or related to any Partner, and to pay such fees, expenses, salaries, wages and other compensation to such Persons as the General Partner shall in its sole discretion determine (provided that, in the case of related persons, the terms of any such arrangement shall not be less favorable than would be available to the Partnership from unrelated Persons);

                     (vi) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as the General Partner may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

                    (vii) to pay any and all reasonable fees and to make any and all reasonable expenditures in connection with the organization of the Partnership, the offering and sale of Units, the management of the business and affairs of the Partnership and the carrying out of the General Partners' obligations and responsibilities under this Agreement and the Delaware Act, and to enforce all rights of the Partnership;

                   (viii) to prosecute, protest and defend or cause to be protected and defended all proprietary rights, including all trade names, trademarks and service marks, and all licenses and permits and all applications with respect thereto, which may be held by the Partnership, and to prosecute and defend all rights of the Partnership in connection therewith;

                     (ix) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Partnership, unless the same are contested by the General Partner in good faith;

                      (x) to establish one or more accounts for the Partnership in such financial institutions as the General Partner may from time to time designate;

                     (xi) to make Distributions periodically according to the provisions of this Agreement;

                    (xii) to cause the Partnership to make equity investments in, and advance loans to, joint ventures, general or limited partnerships, corporations or other relationships that the General Partner deems desirable and to exercise the Partnership's rights as a venturer or partner of such ventures or partnerships, as the case may be; and

                   (xiii) anything else affecting the rights and obligations of the Partnership not otherwise restricted by this Agreement.

Notwithstanding the foregoing, the General Partner shall not have the power or authority to cause the Partnership to take any action which the Partnership is prohibited from taking by the terms of any Unit Purchase Agreement.

                 (b) With respect to all of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such promissory notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages and other security instruments and agreements as it deems necessary or appropriate, all on such terms and conditions as it deems proper.

                 5.2 ACTIONS REQUIRING APPROVAL OF LIMITED PARTNERS. Nothing in Section 5.1 shall give the General Partner the authority to take any action requiring the approval of the Limited Partners pursuant to Section 9.2 without obtaining such approval.

                 5.3 PARTNERSHIP QUALIFICATIONS AND FILINGS. The General Partner shall cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be necessary or appropriate for the continuation, qualification and operation of a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and any other jurisdiction in which the Partnership may elect to do business. Subject to applicable law, the General Partner may omit from any and all filings in and reports to any state, and from all amendments thereto, the names and addresses of the Partners, information relating to the Partners' Capital Contributions and shares of Profits, Losses and information relating to compensation of the Partners, or may state such information in the aggregate rather than with respect to each individual Partner. The General Partner shall not be required to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner. Notwithstanding any of the foregoing provisions, the General Partner will timely make all reports or filings which are necessary to preserve the limited liability of the Limited Partners under applicable law.

                 5.4 RELIANCE BY THIRD PARTIES. Any other provision of this Agreement to the contrary notwithstanding, no lender or purchaser (including any purchaser of property from the Partnership) or other Person dealing with the Partnership, shall be required to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell or otherwise use. Any such lender, purchaser or other Person shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such financing or sale arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other Person to contest, negate or disaffirm any action of the General Partner in connection with any sale or financing. In no event shall any person dealing with the General Partner or the General Partner's representative with respect to any business or property of the Partnership be obligated to inquire into the necessity or expedience of any act or action of the General Partner or the General Partner's representative. Every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or the General Partner's representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution or delivery thereof this Agreement was in full force and effect, (b) such instrument or document was duly executed according to this Agreement and is binding upon the Partnership and (c) the General Partner or the General Partner's representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

                 5.5      COMPENSATION AND REIMBURSEMENT OF GENERAL PARTNER.

                 (a) Except as provided in this Section 5.5 or elsewhere in this Agreement, the General Partner shall not be compensated for its services as General Partner to the Partnership.

                 (b) The General Partner shall be reimbursed on a monthly basis for (i) all actual out-of-pocket expenses, disbursements and advances it pays or incurs in connection with the formation and business of the Partnership, including all expenses, disbursements and advances for legal, accounting, printing and banking matters, consultants and other third parties, reasonable travel expenses, and filing fees, and (ii) that portion of the General Partner's legal and accounting expenses, telephone, secretarial, travel and entertainment expenses, office rent and other office expenses, salaries and other compensation expenses of employees, and other expenses necessary or appropriate to the conduct of the Partnership's business which is properly allocable to the Partnership. The General Partner shall determine the expenses which are allocable to the Partnership in any reasonable manner.

                 5.6 OUTSIDE ACTIVITIES. The General Partner, its Affiliates and their respective stockholders, directors, officers, controlling persons, partners and employees may have business interests and engage in business activities in addition to those relating to the Partnership, except as any such Person may otherwise agree with the Partnership in writing (including, without limitation, the Investors Agreement and the Unit Purchase Agreements). Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any such business interests or activities of any such Person. The General Partner shall devote to the management of the Partnership only such time as may reasonably be required to cause the affairs of the Partnership to be conducted in an efficient and businesslike manner.

                 5.7      DEALINGS WITH THE GENERAL PARTNER.

                 (a) The General Partner or any of its Affiliates may lend to the Partnership funds needed by the Partnership for such periods of time as the General Partner may determine; provided that the terms of any such loan shall not be less favorable to the Partnership than would be available to the Partnership (without reference to the General Partners' financial condition or guaranties) from unrelated lenders.

                 (b) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership, as determined by the General Partner in good faith.

                 5.8      RESOLUTION OF CONFLICTS OF INTEREST.

                 (a) Unless otherwise expressly provided herein, whenever this Agreement or any other agreement contemplated herein provides that the General Partner shall act in a manner which is, or provide terms which are, fair and reasonable to the Partnership or any Limited Partner, the General Partner shall determine such appropriate action or provide such terms considering, in each case, the relative interests of each party to such agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable United States generally accepted accounting practices or principles.

                 (b) So long as the General Partner acts in good faith, the resolution, action or terms so made, taken or provided by the General Partner shall not constitute a breach of this Agreement or any other agreement contemplated herein.

                 (c) Whenever in this Agreement the General Partner is permitted or required to take any action or to make a decision in its "sole discretion" or "discretion," with "complete discretion" or under a grant of similar authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires, provided that the General Partner shall act in good faith. Whenever in this Agreement a General Partner is permitted or required to take any action or to make a decision in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein. Each Limited Partner hereby agrees that any standard of care or duty imposed in this Agreement or any other agreement contemplated herein or under the Delaware Act or any other applicable law, shall be modified, waived or limited in each case as required to permit the General Partner to act or to make decisions under this Agreement or any other agreement contemplated herein pursuant to the authority prescribed in this Section 5.8(c).

                 5.9 PURCHASE OF UNITS. The General Partner may cause the Partnership to purchase or otherwise acquire Units, or may purchase or otherwise acquire Units on behalf of the Partnership. As long as such Units are owned by or on behalf of the Partnership, such Units shall not be considered outstanding for any purpose. The General Partner and its Affiliates may also purchase or otherwise acquire, or sell or otherwise dispose of, Units for their own account (or as agent) and shall be entitled to exercise all rights of a Limited Partner with respect to such Units.

                 5.10     INDEMNIFICATION.

                 (a) The Partnership shall indemnify and hold harmless the General Partner and each Affiliate, officer, director, controlling person, partner, employee or shareholder of the General Partner ("INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal fees and expenses), judgments, fines, settlements and other amounts relating to any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, which relate to the General Partner's status or activities as the General Partner or to the Partnership's property, business or affairs ("CLAIMS"). An Indemnified Person's expenses paid or incurred in defending itself against any Claim shall be reimbursed as paid or incurred. A Person shall be considered an Indemnified Person whether or not such Person has the status required to be an Indemnified Person at the time any such Claim is made or maintained. This Section 5.10 shall not apply with respect to any Indemnified Person for that portion of any Claim determined by the final decision (from which an appeal cannot be taken or is not timely taken) of a court of competent jurisdiction to have been caused by his gross negligence, willful misconduct or knowing violation of law. Any payments made to or on behalf of a Person who is later determined not to be entitled to such payments shall be refunded to the Partnership promptly following such determination. Nothing contained in this
Section 5.10 shall obligate any Limited Partner to pay any amount to the Partnership or to any Indemnified Person in excess of his Capital Contribution.

                 (b) The right to indemnification and the advancement of expenses conferred in this Section 5.10 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, vote of Limited Partners or otherwise.

                 (c) The Partnership may maintain insurance, at its expense, to protect any Person against any expense, liability or loss, to the extent that the Partnership would have the power to indemnify such Person against such expense, liability or loss under the Delaware Act.

                 5.11 LIMITATION OF LIABILITY. An Indemnified Person shall not be liable to the Partnership or any Partner for any act or omission performed or omitted by such Person pursuant to authority granted to such Person by this Agreement; provided that such limitation of liability shall not apply to the extent the act or omission was attributable to such Person's gross negligence, willful misconduct or knowing violation of law. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner (so long as such agent was selected in good faith and with due care) to the extent that such agent's misconduct or negligence is not caused by and does not arise out of the General Partner's misconduct or gross negligence in supervising the activities of such agent.


                                   ARTICLE VI

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

                 6.1 LIMITATION OF LIABILITY. The Limited Partners shall have no liability under this Agreement except as provided in this Agreement or in the Delaware Act.

                 6.2 MANAGEMENT OF BUSINESS. No Limited Partner shall take part in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business or transact any business in the Partnership's name, unless such Limited Partner is a Person employed or engaged to transact any such business by or on behalf of a General Partner or the Partnership. The transaction of any such business by a Limited Partner employed or engaged to do so by or on behalf of the General Partner or the Partnership shall not be deemed to constitute participation in control of the Partnership and shall not affect, impair or eliminate the limitations on the liability of a Limited Partner under this Agreement.

                 6.3 NO RIGHT OF PARTITION. No Limited Partner shall have the right to seek or obtain partition by court decree or operation of law of any Partnership property, or the right to own or use particular or individual assets of the Partnership.

                 6.4 OUTSIDE ACTIVITIES. A Limited Partner may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities which conflict with or are in direct competition with the Partnership, except as any such Limited partner may otherwise agree with the Partnership in writing (including, without limitation, the Investors Agreement and the Unit Purchase Agreements). Neither the Partnership nor any of the other Limited Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner.

                 6.5 REPRESENTATIONS AND WARRANTIES OF PARTNERS. By execution and delivery of this Agreement, each Limited Partner (solely on its own behalf and not on behalf of any other Partner) represents and warrants that
(a) its interest in the Partnership is intended to be and is being acquired solely for its own account for the purpose of investment and not with a view to any sale or other disposition of all or any part thereof (provided the disposition of its property shall be within its control), (b) it is aware that interests in the Partnership have not been registered under the Securities Act, that such interests cannot be sold or otherwise disposed of unless they are registered thereunder or unless an exemption from such registration is available, that the Partnership has no present intention of so registering such interests under the Securities Act, and that accordingly such Limited Partner is able and is prepared to bear the economic risk of making its Capital Contribution and to suffer a complete loss of its investment, and (c) its knowledge and experience in financial and business matters are such that it is capable of evaluating the risks of making its Capital Contribution. The foregoing representations and warranties may be relied upon by the Partnership, by the General Partner and the other Limited Partners.


                                  ARTICLE VII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

                 7.1 RECORDS AND ACCOUNTING. The General Partner shall keep, or cause to be kept, appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 7.3 or pursuant to applicable laws. All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner.

                 7.2 FISCAL YEAR. The Fiscal Year of the Partnership shall end on December 31 of each year or such other annual accounting period as may be established by the General Partner.

                 7.3      REPORTS.

                 (a) The General Partner shall deliver or cause to be delivered to each Partner, within 120 days after the end of each Fiscal Year, an annual report containing the following:

                 (i) a Partnership balance sheet as of the end of such Fiscal Year, and Partnership statements of income, changes in cash flows and changes in Partners' equity for such Fiscal Year, each of which shall be prepared according to United

                          States generally accepted accounting principles and audited by a firm of independent public accountants; and

                 (ii) a general description of the Partnership's activities during such Fiscal Year (including the result of any matters submitted to a vote of the Limited Partners during the last fiscal quarter of such Fiscal Year).

               (b) The General Partner shall use reasonable efforts to deliver or cause to be delivered, by March 1 of each year, to each Person who was a Unitholder at any time during such Fiscal Year all information necessary for the preparation of such Person's United States federal income tax returns, including a statement showing such Person's share of income, gains, losses, deductions and credits for such year for United States federal income tax purposes and the amount of any Distributions made to or for the account of such Person pursuant to this Agreement. Upon the written request of any such Person made not later than 30 days after the end of each Fiscal Year, the General Partner shall use reasonable efforts to deliver or cause to be delivered any information necessary for the preparation of any state, foreign and local income tax returns which must be filed by such Person.

                 7.4 TRANSMISSION OF COMMUNICATIONS. Each Person that owns or controls Units on behalf of, or for the benefit of, another Person or Persons shall be responsible for conveying any report, notice or other communication received from the General Partner to such other Person or Persons.


                                  ARTICLE VIII

                                  TAX MATTERS

                 8.1 PREPARATION OF TAX RETURNS. The General Partner shall arrange for the preparation and timely filing of all returns required to be filed by the Partnership.

                 8.2 TAX ELECTIONS. The Taxable Year shall be the Fiscal Year set forth in Section 7.2, unless the General Partner shall determine otherwise in its sole discretion and in compliance with applicable laws. The General Partner shall, in its sole discretion, determine whether to make or revoke any available election pursuant to the Code. Each Partner will upon request supply the information necessary to give proper effect to such election.

                 8.3 TAX CONTROVERSIES. The General Partner is designated the "TAX MATTERS PARTNER" (as defined in Code Section 6231), and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably requested by the General Partner with respect to the conduct of such proceedings.

                                   ARTICLE IX

                               VOTING; AMENDMENTS

                 9.1      VOTING RIGHTS.

                 (a) Anything herein to the contrary notwithstanding, the Partners may dissolve the Partnership upon the affirmative vote of the owners of a majority of the Common Units.

                 (b) At the General Partner's election, any action that may be taken at a Partners' meeting may be taken without a meeting if the General Partner solicits written consents to the action, and if within 90 days after delivery of the request for written consents, such consents are received from Partners owning not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting. A written consent to the taking of any action shall have no force and effect if it is received more than 90 days after the date of the General Partner's delivery of the written request soliciting consents to such action. In the event any action is taken pursuant to this Section 9.1 by written consent in lieu of a meeting of the Partners, the General Partner will deliver notice to all of the Partners to such effect. The General Partner shall be solely responsible for conducting the solicitation of consents and for determining the validity and effect of responses to the solicitation.

                 (c) With respect to Units that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) in whose name ownership is registered, the Partnership may assume without inquiry that such broker, dealer or other agent, in exercising any right in respect of such Units on any matter, is exercising such rights according to the direction of the Person on whose behalf such broker, dealer or other agent is holding such Units.

                 9.2      AMENDMENTS.

                 (a) The General Partner (pursuant to its powers of attorney from the Limited Partners), without the consent of any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

                 (i) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

                 (ii) admission, substitution, removal or withdrawal of Partners in accordance with this Agreement;

                 (iii) a change that in the General Partner's reasonable judgment does not adversely affect any Unitholder in any material respect in its capacity as an owner of Units, and is either (i) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any United States federal or state agency or judicial authority or contained in any United States federal or state statute, or (ii) required or contemplated by this Agreement; or

                 (iv) a change that in the General Partner's reasonable judgment does not adversely affect any Unitholder in any material respect in its capacity as an owner of Units, and (i) cures any ambiguity, (ii) corrects or supplements any provisions in this agreement or (iii) adds, changes or eliminates any provisions of this Agreement.

                 (b) This Agreement may be amended upon the consent of the General Partner and the affirmative vote of the owners of not less than a majority of the Class A Common Units; provided, that without the consent of each Partner directly affected thereby, no amendment shall convert a Unit into a General Partnership Interest, modify the limited liability of a Limited Partner, increase the liabilities or responsibilities of, or diminish the rights or protections of the General Partner under this Agreement, or modify the method provided in this Agreement for determining allocations and Distributions and the definitions relating thereto. This Section 9.2(b) shall only be amended with the approval by written consent or affirmative vote of all Units which are owned by Partners.


                                   ARTICLE X

                       TRANSFER OF PARTNERSHIP INTERESTS

                 10.1 TRANSFER IN GENERAL. THE TRANSFER OF ANY PARTNERSHIP INTEREST IS SUBJECT TO THE RESTRICTIONS ON TRANSFER CONTAINED IN THE UNIT PURCHASE AGREEMENTS AND THE INVESTORS AGREEMENT, WHICH RESTRICTIONS ARE INCORPORATED HEREIN BY REFERENCE.


                                   ARTICLE XI

                             ADMISSION OF PARTNERS

                 11.1 SUBSTITUTED LIMITED PARTNERS. A Person may request admission as a Substituted Limited Partner on the form prescribed by the General Partner. Such Person shall become a Substituted Limited Partner on the date on which the General Partner (acting at the direction of a majority of the disinterested members of the Board of Directors of the General Partner) consents (in its sole discretion) thereto and such admission is shown on the books and records of the Partnership.

                 11.2 ADDITIONAL LIMITED PARTNERS. A Person may be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (a) a letter of acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including the power of attorney granted in Section 15.1, and (b) such other documents or instruments as may be necessary or appropriate to effect his admission as a Limited Partner. Such admission shall become effective on the date on which the General Partner determines in its sole discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Partnership.

                 11.3 ADMISSION OF A SUCCESSOR GENERAL PARTNER. A Person shall be admitted as a Successor General Partner if and only if (a) the Person is the transferee of all of the General Partner's General Partnership Interest in a transfer permitted under the Investors Agreement, or (b) the Person is elected to be a Successor General Partner in the manner described in Section
12.3 or 13.2.

                 11.4 REPRESENTATIONS OF NEW PARTNERS. Each Person admitted to the Partnership as a Substituted or Additional Limited Partner or as a General Partner shall become a party to, and agree to be bound by, this Agreement and shall make the representations contained in Section 6.5 and such additional representations relating to the matters contemplated by the Investors Agreement as the General Partner may request.


                                  ARTICLE XII

                       WITHDRAWAL OR REMOVAL OF PARTNERS

                 12.1 WITHDRAWAL OF GENERAL PARTNER. The General Partner shall not withdraw as the Partnership's general partner except as follows:

                 (a) The General Partner shall be deemed to have withdrawn as the Partnership's general partner upon the effective date of the transfer of all of its General Partnership Interest in a transfer permitted under the Investors Agreement.

                 (b) The General Partner may withdraw as the Partnership's general partner by delivering a notice of withdrawal to the Partners. Such notice shall state the effective date of the General Partner's withdrawal, which date shall be not less than 90 days subsequent to the date such notice is mailed, and shall set forth rules and procedures for the nomination and election of a Successor General Partner pursuant to Section 12.2. Unless such notice is earlier revoked, the General Partner shall be deemed to have withdrawn as the Partnership's general partner upon the earlier of (i) the effective date stated in such notice, or (ii) the date a Successor General Partner is admitted to the Partnership pursuant to Section 11.3.

                 (c) The General Partner shall have no right to withdraw as the Partnership's general partner without the consent of a majority of the Class A Common Units.

If the General Partner withdraws as the Partnership's general partner in violation of this Section 12.1, the damages for which it may be held liable under Section 17-602 of the Delaware Act (or otherwise as a result of such withdrawal) shall be limited to the forfeiture of its General Partnership Interest.

                 12.2 ELECTION OF SUCCESSOR GENERAL PARTNER. If the General Partner withdraws from the Partnership pursuant to Section 12.1(b), the Partners may elect a Successor General Partner as the General Partner, by the affirmative vote of Limited Partners which own at least a majority of the Common Units which are owned by all Limited Partners. Any Person elected by the Partners to be Successor General Partner shall be admitted to the Partnership as Successor General Partner only upon the Partnership's receipt of a written assumption by such Person of all of the General Partner's rights and obligations hereunder (including the obligation to purchase the former General Partner's General Partnership Interest pursuant to Section 12.3). If a Successor General Partner is admitted to the Partnership pursuant to this
Section 12.2 on or before the effective date specified in the General Partner's notice of withdrawal pursuant to Section 12.1(b), such Successor General Partner shall continue the Partnership's business according to this Agreement.

                 12.3     PURCHASE OF GENERAL PARTNERSHIP INTEREST.

                 (a) Within 30 days following the admission of a Successor General Partner to the General Partner pursuant to Section 12.2 or 13.2, the former General Partner may, at its option, elect to sell its General Partnership Interest to the Successor General Partner. Such election shall be made by delivering to the Successor General Partner a written notice reasonably indicating that the former General Partner is electing to sell its General Partnership Interest pursuant to this Section 12.3. If the former General Partner properly makes such election, the Successor General Partner shall purchase such interest from the former General Partner for a purchase price, payable in cash or cash equivalents within 120 days after the effective date of the admission of the Successor General Partner as General Partner, equal to the Fair Market Value of the former General Partner's Interest as of the time of such General Partner's withdrawal or removal. For purposes of determining the Fair Market Value of the former General Partner's Interest, the Fair Market Value of the Partnership's assets will be determined according to Article XIV.

                 12.4 FORMER GENERAL PARTNER'S LIABILITIES. The General Partner shall not be liable for Partnership debts and other liabilities and obligations of the Partnership incurred after the effective date of the General Partner's removal or withdrawal as General Partner, but shall continue to be liable for Partnership debts and other liabilities and obligations of the Partnership incurred before such effective date.

                 12.5 WITHDRAWAL OF LIMITED PARTNERS. No Limited Partner shall have any right to withdraw from the Partnership without the prior written consent of the General Partner. Upon a transfer of all of a Limited Partner's Units in a transfer permitted by the Investors Agreement or in accordance with such Limited Partner's Executive Agreement, such Limited Partner shall cease to be a Limited Partner; provided that the transferor shall not be released from liability to the Partnership for (a) any materially false statement made, or caused to be made, by such transferor in the Certificate of Limited Partnership, or (b) any obligation of such transferor to contribute cash or other property to the Partnership.

                                  ARTICLE XIII

                          DISSOLUTION AND LIQUIDATION

                 13.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of Additional Limited Partners or Substituted Limited Partners, by the admission of a Successor General Partner, or by the withdrawal or removal of the General Partner (if there is a Successor General Partner), or by the death, incompetency, incapacity, dissolution, bankruptcy, insolvency, or termination of a Limited Partner. The Partnership shall dissolve, and its affairs shall be wound up, upon:

                 (a)      the expiration of its term as provided in Section
2.5;

                 (b)      the withdrawal of the General Partner pursuant to
Section 12.1(b) if the Limited Partners do not elect a Successor General Partner to continue the Partnership's business as provided by Section 12.2; or

                 (c) the occurrence of any event not specified in Section 13.1(b) that results in the General Partner ceasing to be the General Partner under the Delaware Act.

                 13.2 CONTINUATION AFTER DISSOLUTION. Within 90 days following a dissolution of the Partnership pursuant to Section 13.1(c), pursuant to rules and procedures established by the Liquidator pursuant to
Section 13.3(b), the Limited Partners may elect to reconstitute the Partnership and continue its business according to this Agreement upon the admission to the Partnership of a Successor General Partner elected by the affirmative vote of Limited Partners which own at least a "majority in interest" as defined by Revenue Procedure 94-46. Any Person elected by the Limited Partners to be Successor General Partner shall be admitted to the Partnership as Successor General Partner only upon the Partnership's receipt of a written assumption by such Person of all of the former General Partner's rights and obligations hereunder (including the obligation to purchase the General Partner's Interest pursuant to Section 12.4). Unless a Successor General Partner is admitted to the Partnership within 90 days after dissolution, the Partnership shall be liquidated pursuant to Section 13.3. If a Successor General Partner is admitted to the Partnership pursuant to this Section 13.2 within 90 days after dissolution, then:

                 (a) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.5 unless earlier dissolved according to this Article XIII; and

                 (b) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into a new partnership agreement and certificate of limited partnership, and the Successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 15.1; provided that the right of the Limited Partners set forth above to elect a Successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an opinion of counsel that (i) the exercise of the right would not result in the loss of limited liability of any Limited Partner, and (ii) neither the Partnership nor the reconstituted Partnership would be classified as other than a partnership for United States federal income tax purposes upon the exercise of such right to continue.

                 13.3     LIQUIDATION.

                 (a) Upon dissolution of the Partnership, the General Partner shall be the Liquidator, unless and until a successor Liquidator is appointed as provided herein. The Liquidator shall agree not to resign at any time without 30 days' prior written notice. The Liquidator, if other than the General Partner, may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by a Majority Interest. Within 30 days following the occurrence of any Event of Withdrawal with respect to the Liquidator, a successor Liquidator may be elected by a Majority Interest. The successor Liquidator shall succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided. Except as expressly provided in this Article XIII, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein). The Liquidator shall receive as compensation for its services (i) if the Liquidator is the General Partner, the compensation and reimbursements specified in Section 5.5, or (ii) if the Liquidator is not a General Partner, a reasonable fee plus out-of-pocket costs or such other compensation as a Majority Interest may approve.

                 (b) If the Partnership is dissolved pursuant to Section 13.1(c), the Liquidator shall establish reasonable rules and procedures for the nomination and election of a Successor General Partner pursuant to Section
13.2. Pending such election, the Liquidator shall continue to operate the Partnership's business in the ordinary course with a view to conserving the Partnership's assets. If no Successor General Partner is admitted to the Partnership pursuant to Section 13.2 within the time period specified therein, the Liquidator shall proceed with the liquidation of the Partnership's assets as provided in Section 13.3(c).

                 (c) The Liquidator shall liquidate the assets of the Partnership, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                 (i) First, to the payment of the Partnership's debts and obligations to its creditors, including sales commissions and other expenses incident to any sale of the assets of the Partnership.

                 (ii) Second, to the establishment of and additions to such reserves as the Liquidator may deem necessary or appropriate.

                 (iii)    Third, to the Partners, in accordance with Section
                          4.1.

The reserves established pursuant to subparagraph (ii) shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such Reserves shall be distributed to the Partners in the priorities set forth in this Section 13.3(c).

                 13.4 DISTRIBUTION IN KIND. The provisions of Section 13.3 which require the liquidation of the assets of the Partnership notwithstanding, but subject to the order of priorities set forth therein, if upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Partnership liabilities (other than loans to the Partnership by Partners) and reserves, and may, in its absolute discretion, distribute to the Partners, in lieu of cash, as beneficiaries of a liquidating trust or otherwise and in accordance with the provisions of Section 13.3(c), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. The Liquidator shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XIV.

                 13.5 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the distribution of Partnership property as provided in Sections 13.3 and 13.4, the Partnership shall be terminated, and the Liquidator (or the Limited Partners, if necessary) shall cause the cancellation of the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Partnership. The Partnership shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 13.5.

                 13.6 REASONABLE TIME FOR WINDING UP. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.3 in order to minimize any losses otherwise attendant upon such winding up.

                 13.7 RETURN OF CAPITAL. The Liquidator shall not be personally liable for the return of Capital Contributions or any portion thereof, it being understood that any such return shall be made solely from Partnership assets.

                                  ARTICLE XIV

                                   VALUATION

                 14.1 VALUATION IN GENERAL. The Fair Market Value of any asset as of any date shall be the price a willing buyer would pay a willing seller in an arm's-length transaction as determined using any reasonable valuation method.

                 14.2 APPRAISALS FOR PURCHASE OF GENERAL PARTNER'S GENERAL PARTNERSHIP INTEREST.

                 (a) If no agreement as to the Fair Market Value of the Partnership's assets is reached between the Successor General Partner and the former General Partner within 30 days after the date of any election under
Section 12.4(a), then the former General Partner shall within 10 days following the expiration of such 30-day period appoint an appraiser experienced in valuing assets of the type in question, and inform the Successor General Partner in writing of the name and business address of the appraiser. The appraiser shall make his own, independent appraisal of the asset(s) in dispute, but he shall give the former General Partner and the Successor General Partner an opportunity to meet with him prior to completing his appraisal. Except as provided in Section 14.2(b), the appraiser's determination of the Fair Market Value of the asset(s) in dispute will be made within 30 days of his appointment, and will be final and binding on all concerned, absent manifest error.

                 (b) If the Successor General Partner does not approve the appraiser selected by the former General Partner, the Successor General Partner may within 10 days following notification of such selection pursuant to Section 14.2(a) appoint an appraiser of his choice, experienced in valuing assets of the type in question, and inform the former General Partner in writing of the name and business address of the appraiser. The appraisers appointed by the former General Partner and the Successor General Partner shall appoint a third appraiser, also experienced in valuing assets of the type in question. Each of the three appraisers shall make his own independent appraisal of the Fair Market Value of the asset(s) in dispute, but the appraisers shall give the Successor General Partner and the former General Partner an opportunity to meet with them prior to completing their appraisal. The appraisers' determinations of the Fair Market Value of the asset(s) in question shall be made within the time period remaining for the payment required under Section 12.4(a). The average of the two valuations that are closest to each other shall be determined to be the Fair Market Value of the appraised asset(s) and such determination shall be final and binding on all concerned, absent manifest error.

                 (c) The cost of each appraisal shall be shared equally among the Partnership, the Successor General Partner in question and the General Partner in question.

                                   ARTICLE XV

                               GENERAL PROVISIONS

                 15.1     POWER OF ATTORNEY.

                 (a) Each Partner hereby constitutes and appoints the General Partner and the Liquidator, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his or its name, place and stead, to:

                 (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the General Partner deems appropriate or necessary to form, qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property;
                          (B) all instruments which the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Partner pursuant to Article XI or XII; and

                 (ii) sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the General Partner, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement and/or appropriate or necessary (and not inconsistent with the terms of this Agreement), in the reasonable judgment of the General Partner, to effectuate the terms of this Agreement; provided that when required by
                          Article IX or any other provision of
                          this Agreement which establishes a percentage of the Limited Partners required to take any action, the General Partner or the Liquidator may exercise the power of attorney made in this subsection (ii) only after the necessary vote, consent or approval by the required percentage of the Limited Partners.

                 (b) The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, incompetency, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Partner and the transfer of all or any portion of his or its Partnership Interest and shall extend to such Partner's heirs, successors, assigns and personal representatives.

                 15.2 TITLE TO PARTNERSHIP ASSETS. Partnership assets shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Legal title to any or all Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in its name or the name of any nominee shall be held in trust by the General Partner or such nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                 15.3 RESTRICTIONS. Certain Partners have entered into an Investors Agreement of even date herewith subjecting their Partnership Interests to certain restrictions.

                 15.4 CONVERSION TO CORPORATE FORM. If, in accordance with the terms and provisions of the Investors Agreement, the Partnership is to be converted into corporate form (an "APPROVED CORPORATE CONVERSION"), each Partner hereby consents to such Approved Corporate Conversion and agrees that it will, in connection with such Approved Corporate Conversion, consent to and take all actions and raise no objections against the Approved Corporate Conversion. Each holder of Units shall take all necessary or desirable actions in connection with the consummation of the Approved Corporate Conversion. The obligations of the holders of Units hereunder with respect to the Approved Corporate Conversion are subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Corporate Conversion, each holder of Units shall receive securities of the corporate entity into which the Partnership is being converted which, if such corporate entity were completely liquidated, would provide such holder with the same form of consideration and the same portion of consideration such holder would have received if the aggregate consideration had been distributed by the Partnership in complete liquidation pursuant to the rights and preferences set forth herein as in effect immediately prior to the Approved Corporate Conversion; (ii) if any holders of a class or type of Units are given an option as to the form and amount of securities to be received in exchange for such holder's Units in connection with the Approved Corporate Conversion, each holder of such class or type of Units shall be given the same option; and (iii) each holder of then currently exercisable rights to acquire Units shall be given an opportunity to exercise such rights prior to the consummation of the Approved Corporate Conversion and to be treated in the Approved Corporate Conversion as holders of such Units.

                 15.5 ADDRESSES AND NOTICES. Any notice, demand, request or report required or permitted to be given or made to any Person under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail or by other commercially reasonable means of written communication to the Person at his address as shown on the Partnership's books and records. An affidavit or certificate of mailing executed by the General Partner shall be conclusive (but not exclusive) evidence of the date and fact of mailing of any such notice, demand, request or report. Any notice to the General Partner or the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.4.

                 15.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

                 15.7 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership, and no creditor who makes a loan to the Partnership may have or acquire at any time as a result of making the loan any direct or indirect interest in Partnership Profits, Losses, Distributions, capital or property other than as a secured creditor.

                 15.8 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

                 15.9 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

                 15.10 APPLICABLE LAW. THE PARTNERSHIP LAW OF THE STATE OF DELAWARE WILL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE PARTNERSHIP AND ITS PARTNERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

                 15.11 INVALIDITY OF PROVISIONS. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

                 15.12 NUMBER AND GENDER. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                 15.13 FURTHER ACTION. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

                 15.14 INTEGRATION. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto, other than the Unit Purchase Agreements (as in effect as of the date of this Agreement).

                 15.15 INCLUDING. Whenever the term "INCLUDING" is used herein in connection with a listing of items included within a prior reference, such listing shall be interpreted to be illustrative only, and shall not be interpreted as a limitation on or exclusive listing of the items included within the prior reference.

                 15.16 ARBITRATION. If any dispute, claim or difference arises out of this Agreement, or as to the rights and liabilities of the parties hereunder or as to the breach or invalidity hereof, or in connection with the construction of this Agreement (each such event being hereinafter called a "DISPUTE"), the parties shall settle such Dispute exclusively by binding arbitration in accordance with the Commercial Arbitration rules of the American Arbitration Association in effect as of the date of commencement of the arbitration; provided, however, that any such arbitration shall be presided over by three arbitrators. The arbitration shall be held in San Diego, California unless the parties mutually agree to have the arbitration held elsewhere, and judgment upon the award made therein may be entered by any court having jurisdiction thereof; provided, further, that noting contained in this
Section 15.15 shall be construed to limit or preclude a party from bringing any action in any court of competent jurisdiction in the United States for injunctive or other provisional relief to compel another party hereto to comply with its obligations under this Agreement or any other agreement between or among the parties during the pendency of the arbitration proceedings.

                           *     *     *     *     *

                 IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:           TRANSWESTERN COMMUNICATIONS COMPANY, INC.


                           By      /s/ Laurence H. Bloch
                                   ------------------------------
                           Its     Vice President

LIMITED PARTNERS:
                           THOMAS H. LEE EQUITY FUND III, L.P.

                           By:   THL Equity Advisors Limited Partnership III
                           Its:  General Partner

                           By:   THL Equity Trust III
                           Its:  General Partner

                           By:
                                   ------------------------------
                           Its:
                                   ------------------------------


                           CONTINENTAL ILLINOIS VENTURE CORPORATION


                           By:     /s/ Marcus Wedner
                                   ------------------------------
                           Its:    Managing Director



                           CIVC PARTNERS III


                           By:     /s/ Marcus Wedner Its:
                                   ------------------------------
                                   Managing Director





(SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP)

                           FIRST UNION INVESTORS, INC.


                           By       /s/ Scott Perper
                           ------------------------------
                           Its  Senior Vice President


                           DAVID F. DUNNING TRUST

                           By       /s/ James D. Dunning, Jr.
                           ------------------------------
                           Its  Trustee


                           JAMES D. DUNNING III, TRUST

                           By       /s/ James D. Dunning, Jr.
                           ------------------------------
                           Its  Trustee


                           /s/ James D. Dunning, Jr.
                           ------------------------------
                           James D. Dunning, Jr.

                           /s/ Laurence H. Bloch
                           ------------------------------
                           Laurence H. Bloch


                           RICARDO PUENTE LIVING TRUST

                           By       /s/ Ricardo Puente
                           ------------------------------
                           Its  Trustee


                           MARYBETH BRENNAN TRUST

                           By       /s/ Marybeth Brennan
                           ------------------------------
                           Its  Trustee


                           /s/ Joan Fiorito
                           ------------------------------
                           Joan Fiorito





(SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP)

                                WAZNY FAMILY TRUST

                                By     /s/ Joseph L. Wazny
                                --------------------------------------
                                Its  Trustee



                                   /s/ Robert Bambace
                                --------------------------------------
                                Robert Bambace

                                   /s/ Richard Beck
                                --------------------------------------
                                Richard Beck

                                   /s/ Michael Bynum
                                --------------------------------------
                                Michael Bynum

                                   /s/ Steve Cartlidge
                                --------------------------------------
                                Steve Cartlidge

                                   /s/ Kim Kaznowski
                                --------------------------------------
                                Kim Kaznowski

                                   /s/ Richard Mellert
                                --------------------------------------
                                Richard Mellert

                                   /s/ Ita Shea-Oglesby
                                --------------------------------------
                                Ita Shea-Oglesby

                                   /s/ Lois Elizabeth Speights
                                --------------------------------------
                                Lois Elizabeth Speights

                                   /s/ Victoria Welch
                                --------------------------------------
                                Victoria Welch





(SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP)

                                THL -- CCI LIMITED PARTNERSHIP


                               By   /s/ Wendy Masler
                                    --------------------------------
                               Its  Treasurer
                                    --------------------------------


                               THOMAS H. LEE EQUITY FUND III, L.P.


                               By      /s/ Warren C. Smith, Jr.
                                   --------------------------------

                               Its
                                   --------------------------------


                               THOMAS H. LEE FOREIGN FUND III, L.P.


                               By      /s/ Warren C. Smith, Jr.
                                   --------------------------------

                               Its
                                   --------------------------------


                                        /s/ David V. Harkins
                               ------------------------------------
                               David V. Harkins


                               THE 1995 HARKINS GIFT TRUST

                               By      /s/ Sheryll J. Harkins
                                   --------------------------------
                                     Sheryll Harkins
                               Its  Trustee


                                       /s/ Thomas R. Shepherd
                               ------------------------------------
                               Thomas R. Shepherd

                                       /s/ Scott A. Schoen
                               ------------------------------------
                               Scott A. Schoen

                                       /s/ C. Hunter Boll
                               ------------------------------------
                               C. Hunter Boll





(SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP)

                                  /s/ Scott M. Sperling
                                  ---------------------------------------
                                  Scott M. Sperling


                                  /s/ Anthony J. DiNovi
                                  ---------------------------------------
                                  Anthony J. DiNovi

                                  /s/ Thomas M. Hagerty
                                  ---------------------------------------
                                  Thomas M. Hagerty

                                  /s/ Warren C. Smith, Jr.
                                  ---------------------------------------
                                  Warren C. Smith, Jr.

                                  /s/ Seth W. Lawry
                                  ---------------------------------------
                                  Seth W. Lawry

                                  /s/ Joseph I. Incandela
                                  ---------------------------------------
                                  Joseph I. Incandela

                                  /s/ Kent R. Weldon
                                  ---------------------------------------
                                  Kent R. Weldon

                                  /s/ Terrence M. Mullen
                                  ---------------------------------------
                                  Terrence M. Mullen

                                  /s/ Todd M. Abbrecht
                                  ---------------------------------------
                                  Todd M. Abbrecht

                                  /s/ Wendy L. Masler
                                  ---------------------------------------
                                  Wendy L.  Masler

                                  /s/ Andrew D. Flaster
                                  ---------------------------------------
                                  Andrew D. Flaster


                                  FIRST TRUST CORP., TRUSTEES FOR THE BENEFIT
                                  OF KRISTINA A. WEINBERG WATTS IRA #
                                  188608-0001


                                  By
                                     ------------------------------------

                                  Its
                                      -----------------------------------


                                  /s/ Andrew T. Mulderry
                                  ---------------------------------------
                                  Andrew T. Mulderry

(SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP)

                                     /s/ George R. Taylor
                                  ------------------------------------------
                                  George R. Taylor

                                     /s/ Charles W. Robins
                                  ------------------------------------------
                                  Charles W. Robins

                                     /s/ James Westra
                                  ------------------------------------------
                                  James Westra


                                  WCS TRUSTEE MARTHA MARKS IRR. FAMILY TRUST


                                  By      /s/ Warren C. Smith, Jr.
                                     ----------------------------------
                                  Its         Trustee


                                         /s/ Charles A. Brizius
                                  -------------------------------------
                                  Charles A. Brizius

                                         /s/ Jeffrey B. Kovach
                                  -------------------------------------
                                  Jeffrey B. Kovach

                                         /s/ Anjan Mukherjee
                                  -------------------------------------
                                  Anjan Mukherjee

                                         /s/ Charles S. Woo
                                  -------------------------------------
                                  Charles S. Woo


                                  CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.


                                  By      /s/ Jay Levine
                                     ----------------------------------

                                  Its         Managing Director





(SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP)

                            MATTHEW BLOCH GIFT TRUST


                            By      /s/ Cindy C. Bloch
                               ----------------------------
                                    Cindy C. Bloch
                            Its     Trustee


                            REISA BLOCH GIFT TRUST


                            By      /s/ Cindy C. Bloch
                               ----------------------------
                                    Cindy C. Bloch
                            Its     Trustee


                            RICARDO PUENTE 1995 TRUST


                            By      /c/ Ricardo Puente
                               ----------------------------
                                     Ricardo Puente
                            Its     Trustee





(SIGNATURE PAGE TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP)

                                   SCHEDULE I


                                               Preferred Units                               Common Units
                                             ----------------------      --------------------------------------------------
                                                                               Class A                    Class B
                                                                         ----------------------     -----------------------
                                                        Capital                     Capital                    Capital
                                              No.     Contributions       No.     Contributions      No.     Contributions
                                             -----    -------------      -----    -------------     -----    --------------
 GENERAL PARTNER

 TransWestern Communications
 Company, Inc.

 LIMITED PARTNERS:

 Thomas H. Lee Equity
 Fund III, L.P.

 Continental Illinois
 Venture Corporation

 CIVC Partners III

 First Union Investors, Inc.

 David F. Dunning Trust

 James D. Dunning III, Trust

 James D. Dunning, Jr.

 Laurence H. Bloch

 Ricardo Puente Living Trust

 Marybeth Brennan Trust

 Joan Fiorito

 Wazny Family Trust

 Robert Bambace

 Richard Beck

 Michael Bynum

 Steve Cartlidge

 Kim Kaznowski

 Richard Mellert

 Ita Shea-Oglesby

 Lois Elizabeth Speights

 Victoria Welch
 THL--CCI Limited Partnership


                                                              Common Units
                                             --------------------------------------------------
                                                  Class C                      Class D
                                             ----------------------      ----------------------
                                                        Capital                     Capital
                                              No.     Contributions       No.     Contributions
                                             -----    -------------      -----    -------------
 GENERAL PARTNER

 TransWestern Communications
 Company, Inc.

 LIMITED PARTNERS:

 Thomas H. Lee Equity
 Fund III, L.P.

 Continental Illinois
 Venture Corporation

 CIVC Partners III

 First Union Investors, Inc.

 David F. Dunning Trust

 James D. Dunning III, Trust

 James D. Dunning, Jr.

 Laurence H. Bloch

 Ricardo Puente Living Trust

 Marybeth Brennan Trust

 Joan Fiorito

 Wazny Family Trust

 Robert Bambace

 Richard Beck

 Michael Bynum

 Steve Cartlidge

 Kim Kaznowski

 Richard Mellert

 Ita Shea-Oglesby

 Lois Elizabeth Speights

 Victoria Welch
 THL--CCI Limited Partnership


                                               Preferred Units                               Common Units
                                             ----------------------      --------------------------------------------------
                                                                               Class A                    Class B
                                                                         ----------------------     -----------------------
                                                        Capital                     Capital                    Capital
                                              No.     Contributions       No.     Contributions      No.     Contributions
                                             -----    -------------      -----    -------------     -----    --------------


 Thomas H. Lee Equity Fund III, L.P.

 Thomas H. Lee Foreign Fund III, L.P.

 David V. Harkins

 The 1995 Harkins Gift Trust

 Thomas R. Shepherd

 Scott A. Schoen

 C. Hunter Boll

 Scott M. Sperling

 Anthony J. DiNovi

 Thomas M. Hagerty

 Warren C. Smith, Jr.

 Seth W. Lawry

 Joseph I. Incandela

 Kent R. Weldon

 Terrence M. Mullen

 Todd M. Abbrecht

 Wendy L. Masler

 Andrew D. Flaster

 [Watts Trust]

 Andrew T. Mulderry

 George R. Taylor

 Charles W. Robins

 James Westra

 WCS Trustee Martha Marks Irr.
 Family Trust

 Charles A. Brizius

 Jeffrey B. Kovach

 Anjan Mukherjee

                                                              Common Units
                                             --------------------------------------------------
                                                  Class C                      Class D
                                             ----------------------      ----------------------
                                                        Capital                     Capital
                                              No.     Contributions       No.     Contributions
                                             -----    -------------      -----    -------------

 Thomas H. Lee Equity Fund III, L.P.

 Thomas H. Lee Foreign Fund III, L.P.

 David V. Harkins

 The 1995 Harkins Gift Trust

 Thomas R. Shepherd

 Scott A. Schoen

 C. Hunter Boll

 Scott M. Sperling

 Anthony J. DiNovi

 Thomas M. Hagerty

 Warren C. Smith, Jr.

 Seth W. Lawry

 Joseph I. Incandela

 Kent R. Weldon

 Terrence M. Mullen

 Todd M. Abbrecht

 Wendy L. Masler

 Andrew D. Flaster

 [Watts Trust]

 Andrew T. Mulderry

 George R. Taylor

 Charles W. Robins

 James Westra

 WCS Trustee Martha Marks Irr.
 Family Trust

 Charles A. Brizius

 Jeffrey B. Kovach

 Anjan Mukherjee

                                               Preferred Units                               Common Units
                                             ----------------------      --------------------------------------------------
                                                                               Class A                    Class B
                                                                         ----------------------     -----------------------
                                                        Capital                     Capital                    Capital
                                              No.     Contributions       No.     Contributions      No.     Contributions
                                             -----    -------------      -----    -------------     -----    --------------

 Charles S. Woo

 Matthew Bloch Gift Trust

 Reisa Bloch Gift Trust

 Ricardo Puente 1995 Trust

 CIBC WG Argosy Merchant
 Fund 2, L.L.C.

 TOTAL

                                                              Common Units
                                             --------------------------------------------------
                                                  Class C                      Class D
                                             ----------------------      ----------------------
                                                        Capital                     Capital
                                              No.     Contributions       No.     Contributions
                                             -----    -------------      -----    -------------

 Charles S. Woo

 Matthew Bloch Gift Trust

 Reisa Bloch Gift Trust

 Ricardo Puente 1995 Trust

 CIBC WG Argosy Merchant
 Fund 2, L.L.C.

 TOTAL



*  Amounts represent the fair market value of property contributed.

                  AMENDMENT 1. TO  THIRD AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                 THIS AMENDMENT 1. TO THIRD AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") is made as of November 6, 1997 by TransWestern Communications Company, as general partner (the "General Partner") of TransWestern Limited Partnership, L.P., a Delaware limited partnership (the "Partnership").

                 1. Section 9.2 of the Partnership's Third Amended and Restated Agreement of Limited Partnership, pursuant to the powers of attorney granted by each of the Partnership's limited partners to the General Partner, vests in the General Partner the sole authority and discretion to change the name of the Partnership. Pursuant to such authority, the General Partner hereby amends the Partnership Agreement as follows:

                          a.      The cover page and the preamble to the
Partnership Agreement are each amended hereby by replacing the references to "TransWestern Publishing Company, L.P." and "October 1, 1997" with "TransWestern Holdings, L.P." and "November 6, 1997", respectively.

                          b.      Section 2.2 of the Partnership is amended
hereby by replacing the reference to "TransWestern Publishing Company, L.P." therein with "TransWestern Holding, L.P.".

                 2. Except as provided in paragraph 1, this Amendment shall not constitute an amendment or waiver of any provision of the Partnership Agreement, which shall continue and remain in full force and effect in accordance with its terms.

                 3. All questions concerning the construction, validity and interpretation of this Amendment shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of Delaware.

                 4. This Amendment shall be effective upon the execution hereof and the filing by the General Partner of the certificate of amendment reflecting the foregoing amendments with the State of Delaware and each of the States where the Partnership is qualified to conduct business as of the date hereof.

                 IN WITNESS WHEREOF, this Amendment has been entered into as of the date first written above.

                   TRANSWESTERN COMMUNICATIONS COMPANY, INC.


                   /s/ Laurence H. Bloch
                   -----------------------------------------
                   By:  Laurence H. Bloch
                   Its:   Vice President